Exhibit 99.1

Great Elm Capital Corp. Announces RECORD AND PAYMENT DATES FOR

FOURTH QUARTER 2021 QUARTERLY CASH DISTRIBUTION OF $0.10 PER SHARE

WALTHAM, MA, November 19, 2021 – Great Elm Capital Corp. (“we,” “us,” “our,” or “GECC,”) (NASDAQ: GECC), a business development company, today announced that its fourth quarter 2021 distribution of $0.10 per share in cash is payable on December 30, 2021 to stockholders of record as of December 15, 2021.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed business development company that seeks to generate both current income and capital appreciation through debt and income generating equity investments, including investment in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Adam Prior

The Equity Group Inc.

+1 (212) 836-9606

aprior@equityny.com